SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

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                                  FORM 8-K

                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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  Date of report (Date of earliest event reported):  MARCH 22, 2001


                     WESTERN GAS RESOURCES, INC.
         (Exact Name of Registrant as Specified in Charter)


             DELAWARE               1-10389                84-1127613
(State of Other Jurisdiction    (Commission File         (IRS Employer
    of Incorporation)                Number)           Identification No.)


        12200 N. PECOS STREET, DENVER, COLORADO         80234-3439
           (Address of Principal Executive              (Zip Code)


                               (303) 452-5603
            (Registrant's telephone number, including area code)


                                    N/A
       (Former name or former address, if changed since last report)



ITEM 5.  OTHER EVENTS.

      (a)      Adoption of Stockholder Rights Plan.

            On March 22, 2001, the Board of Directors of Western Gas Resources, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Company Common Stock to stockholders of record at the close of business on April 9, 2001 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $.10 per share (the "Preferred Stock"), at a Purchase Price of $180 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of March 22, 2001, between the Company and Fleet National Bank (f/k/a Bank Boston, NA), as Rights Agent.

            Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest of (i) the tenth business day following the date (the "Stock Acquisition Date") of the first public announcement by the Company that any person or group has become the beneficial owner of 15% or more shares of the Common Stock then outstanding (other than the Company, any subsidiary of the Company, and any employee benefit plan of the Company or any subsidiary, certain persons who inadvertently beneficially own more than 15% of the Common Stock), (ii) the tenth business day following the commencement of a tender or exchange offer if, upon its consummation, the offeror would become the beneficial owner of 15% or more of the Common Stock then outstanding, or (iii) a merger or other business combination transaction involving the Company. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

            The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on March 22, 2011, unless earlier redeemed, exchanged, extended or terminated by the Company as described below.

            As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

            In the event that a Person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock which the disinterested directors determine to be fair and not inadequate to and to otherwise be in the best interests of the Company and its stockholders, after receiving advice from one or more investment banking firms (a "Qualifying Offer")), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this Paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

            For example, at an exercise price of $180 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding Paragraph would entitle its holder to purchase $360 worth of Common Stock (or other consideration, as noted above) for $180. Assuming that the Common Stock had a per share value of $60 at such time, the holder of each valid Right would be entitled to purchase 6 shares of Common Stock for $180.

            In the event that (i) the Company is acquired in a merger (other than a "clean-up" merger which follows a Qualifying Offer) or other business combination transaction (x) in which the Company is not the surviving entity, (y) in which the Company is the surviving entity and the Common Stock is changed or exchanged or the Common Stock remains outstanding but constitutes less than 50% of the shares outstanding immediately following the merger, or (ii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this Paragraph and in the second preceding Paragraph are referred to as the "Triggering Events."

            At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

            At any time until 10 business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

            Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

            Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.

           Capitalized terms used herein and not defined have the meaning set forth in the Rights Agreement.

           The Rights Agreement specifying the terms of the Rights is being filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A and is incorporated herein by reference. The foregoing summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

           The press release issued by the Company on March 23, 2001 announcing the adoption of a Stockholder Rights Plan by its Board of Directors is attached hereto as an exhibit and is incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

    (c)   Exhibits.

      4.1 Rights Agreement, dated as of March 22, 2001, between Western Gas Resources, Inc. (the "Company") and Fleet National Bank (f/k/a Bank Boston, NA), as Rights Agent, is incorporated herein by reference to the exhibit to the Company's Registration Statement on Form 8-A, dated March 29, 2001.

      99.1  Press Release issued by the Company on March 23, 2001.




                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WESTERN GAS RESOURCES, INC.


Dated:  March 29, 2001              By:  /s/  John C. Walter
                                       ---------------------------------
                                    Name:  John C. Walter
                                    Title: Executive Vice President




                               EXHIBIT INDEX

Exhibit No. Description
----------- -----------
4.1 Rights Agreement, dated as of March 22, 2001, between Western Gas Resources, Inc. (the "Company") and Fleet National Bank (f/k/a Bank Boston, NA), as Rights Agent, is incorporated herein by reference to the exhibit to the Company's Registration Statement on Form 8-A, dated March 29, 2001.

99.1        Press Release issued by the Company on March 23, 2001.